UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material pursuant to Rule 14a-12

HeartSciences Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! HEARTSCIENCES INC. 2026 Annual Meeting Vote by April 29, 2026 59 PM ET You invested in HEARTSCIENCES INC. and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 30, 2026. Get informed before you vote View the Notice & Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 16, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1 - 800 - 579 - 1 639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting” April 30, 2026 10:00 AM EDT Virtual https://meetings.Iumiconnect.com/200 - 700 - 572 - 593 “If you choose to vote these shares in person at the meeting, you must request a ”legal proxy.” To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

HEARTSCIENCES INC.
2026 Annual Meeting
Vote by April 29, 2026
11:59 PM ET

	Voting Items	Board Recommends
1.	Election of Directors **Nominees:**	
1	Andrew Simpson	For
1	To elect one member of the Company's Class III Board of Directors identified in the accompanying proxy statement to hold office until the next applicable annual meeting of the Company's shareholders.	For
2	Approval of an increase of the number of shares of the Company's common stock reserved for issuance under the Company's 2023 Equity Incentive Plan to 1,250,000 shares plus the Evergreen Shares.	For
3	Approval of a proposed amendment of the Company's Amended and Restated Certificate of Formation to provide for exculpation of officers of the Company from personal liability under certain circumstances as allowed by Texas law.	For
4	Ratification of Haskell & White LLP as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2026.	For
5	Approval of the adjournment of the Annual Meeting to a later date or time if there are sufficient votes at the time of the Annual Meeting.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.